UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 17, 2017

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)
(415) 427-0100
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2017, The Gap, Inc. (the “Company”) appointed Dara Bazzano as Vice President, Corporate Controller and Chief Accounting Officer, effective immediately. She serves as the Company’s principal accounting officer. Ms. Bazzano replaces Teri List-Stoll as the principal accounting officer. Ms. List-Stoll remains the Company’s Executive Vice President and Chief Financial Officer.

Ms. Bazzano, age 48, has served as the Company’s Vice President and Corporate Controller since July 2013. Prior to that, she served as Assurance Partner, Retail & Consumer SF Sector Leader at PriceWaterhouseCoopers from March 2011 to June 2013.

Ms. Bazzano is not party to any transactions with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date:	May 22, 2017	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President, Global General Counsel,
Chief Compliance Officer & Corporate Secretary